Exhibit 2(d)(1)

CONTROL NUMBER:	THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO SUBSCRIBE FOR SHARES OR MAY BE ASSIGNED OR SOLD. FULL INSTRUCTIONS APPEAR ON THE BACK OF THIS SUBSCRIPTION CERTIFICATE.	SUBSCRIPTION CERTIFICATE FOR SHARES

THE MEXICO FUND, INC.

SUBCRIPTION CERTIFICATE FOR COMMON SHARES
CUSIP 592835 1 28
THIS SUBSCRIPTION CERTIFICATE IS TRANSFERABLE AND MAY BE DIVIDED AT THE OFFICE OF THE SUBSCRIPTION AGENT

ESTIMATED SUBSCRIPTION PRICE: U.S. $17.00 PER COMMON SHARE

THE FINAL SUBSCRIPTION PRICE WILL BE 90% OF THE LOWER OF (1) THE AVERAGE OF THE

LAST REPORTED SALES PRICE OF A FUND SHARE ON THE NYSE FOR THE FIVE TRADING DAYS

ENDING WITH THE EXPIRATION DATE OR (2) THE NET ASSET VALUE PER SHARE AS OF THE

CLOSE OF TRADING ON THE NYSE ON THE EXPIRATION DATE

VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M.,

(NEW YORK TIME) ON OCTOBER 22, 2004, THE EXPIRATION DATE

REGISTERED OWNER:

The registered owner of the Subscription Certificate, named above, or assignee, is entitled to the number of Rights to subscribe for Common Stock, $1.00 par value, of The Mexico Fund, Inc. (the “Fund”) shown above, in the ratio of one share of Common Stock for each three Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each Share of Common stock specified in the Prospectus dated September [ ], 2004 relating thereto.	If you subscribe for fewer than all the shares represented by the Subscription Certificate, the Subscription Agent will issue a new Subscription Certificate representing the balance of the unsubscribed Rights, provided that the Subscription Agent has received your Subscription Certificate and payment prior to 5:00 p.m., New York City time, on October 22, 2004. No new Subscription Certificate will be issued after such date.

Dated: September 24, 2004	IMPORTANT: Complete appropriate form on reverse

/s/ Samuel García - Cuéllar	/s/ José Luis Gomez Pimienta
Secretary	President

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY,
(New York, N.Y.) TRANSFER AGENT AND REGISTRAR

By:
AUTHORIZED SIGNATURE

PLEASE FILL IN ALL APPLICABLE INFORMATION

TO:	American Stock Transfer & Trust Company 59 Maiden Lane, Plaza Level New York, New York 10038						Expiration Date	October 22, 2004

A.	Primary Subscription		x	$17.00	=			$(1)
		(No. of Shares)		(Subscription Price)

B.	Over-Subscription Privilege		x	$17.00	=			$(2)
		(No. of Shares)		(Subscription Price)

C.	Amount of Check Enclosed (or amount in notice of guaranteed delivery) payable to American Stock Transfer & Trust Company				=	$

D.	Sell any remaining Rights	☐

E.	Sell any of my Rights	☐

(1)    If you fully exercise your Rights, the Subscription Agent will request that the Dealer Manager attempt to sell any Rights you are unable to exercise because such Rights represent the right to subscribe for less than one Share.

(2)    The Over-Subscription Privilege can be exercised only by a Record Date Shareholder, as described in the Prospectus, and only if the Rights issued to him are exercised to the fullest extent possible.

F.	Name of Soliciting Dealer:	☐		UBS Securities LLC

		☐		Other:

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged, I hereby agree that if I fail to pay for the Shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL: If I have checked either the box on line D or on Line E, I authorize the sale of Rights by the Dealer Manager according to the Procedures described in the Prospectus.

Signature of Subscriber(s)

Address for delivery of Shares

If permanent change of address, check here  ☐

Please give your telephone number: ( )

Tax I.D. Number or Social Security Number :

METHOD OF PAYMENT (CHECK ONE)

☐	Check or certified check, cashier’s check or bank draft drawn on a U.S. bank, or U.S. postal money order payable to “American Stock Transfer & Trust Company, as Subscription Agent” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by American stock Transfer & Trust Company, as Subscription Agent, for purpose of accepting subscriptions in this Rights Offering at JP Morgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021-000021, Account # 323-113060.

If you do not indicate the number of shares being purchased, or do not forward full payment of the total Subscription Price for the number of shares that you indicate are being purchased, then you will be deemed to have exercised your Rights with respect to the maximum number of shares that may be purchased based on the actual payment delivered. The Mexico Fund will make this determination as follows:

•	you will be deemed to have exercised your Basic Subscription Privilege to the full extent of the payment received, and

•	if any funds remain, you will be deemed to have exercised your Over-subscription Privilege to the extent of the remaining funds.

SECTION 2 TO TRANSFER RIGHTS (except pursuant to D and E above.) For value received,              of the Rights represented by the Subscription Form are assigned to :

(Print Full Name of Assignee)

(Print Full Address)

Signature(s) of Assignor(s)

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate

Your signature must be guaranteed by an Eligible Guarantor Institutions that term is defined under Rule 17AD-15 of the Securities Exchange Act of 1934, which may include:

(A)	Commercial bank or trust company, or

(B)	A member of a domestic stock exchange, or

(C)	A savings bank or credit union

Signature Guaranteed
(Name of Bank or Firm)

By
(Signature of Officer and Title)

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER’S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATE REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.